NON-BINDING CONVENIENCE TRANSLATION ONLY March 2018 SECOND AMENDMENT AGREEMENT TO THE SERVICE AGREEMENT AND TO THE LTIP PLAN CONDITIONS between Linde Aktiengesellschaft represented by its Supervisory Board and [Executive Board Member] hereinafter referred to as "Counterparty"

2 NON-BINDING CONVENIENCE TRANSLATION ONLY Second Amendment to Service Agreement and LTIP Plan Conditions WHEREAS, A. The Counterparty and Linde Aktiengesellschaft ("Linde AG", "Linde" or the "Company"), represented by the chairman of the supervisory board, entered into a service agreement (the "Service Agreement"). B. By shareholders' resolution dated 4 May 2012, the general meeting of Linde AG resolved to create a conditional capital to grant subscription rights to members of the executive board of Linde, to executives of affiliated companies in Germany and abroad as well as to selected senior level employees of Linde and its affiliated companies, respectively (jointly the "Participants") under the so-called Long-Term Incentive Plan 2012 ("LTIP"). At the same time, the general meeting authorized the executive board and as regards the granting of subscription rights to the members of the executive board the supervisory board of the Company to grant subscription rights to the Participants in annual tranches (each a "Tranche") and subject to certain specified conditions. The conditional capital was registered with the commercial register of the Company on 22 May 2012. C. The terms under which Linde grants subscription rights to the Participants are specified for each Tranche in plan conditions that are part of the agreements concluded with the individual Participants in connection with their participation in LTIP. The plan conditions for the Tranches granted from 2012 through 2017 (jointly the "Plan Conditions") are substantially identical (other than with respect to dates etc.). D. The Plan Conditions provide that the Participants be granted option rights to subscribe for newly issued stock of Linde AG for a strike price equal to the nominal value of each share (being the legally permissible minimum strike price) (the "Option"). The Options of a Tranche are in principle granted as of 1 June of that calendar year during which the respective Tranche is issued (the "Grant Date"). They may be exercised for the first time four years after the Granting Date of the respective Tranche (the "Waiting Period") and have to be exercised within twelve months after the Waiting Period for the respective Tranche has expired. For the Options to be exercisable, one of two performance targets has to be achieved (performance target "earnings per share" and performance target "relative total shareholder return"), and the Options must not have been forfeited. E. In addition, the Participants who belong to the bands 5 and above of the Linde remuneration system including the members of the executive board of Linde AG are obliged to acquire Linde stock with their own funds and to continue to hold such shares until the end of the applicable Waiting Period without disposing over such shares; if such disposal occurs, the relevant Options of such Participant are forfeited. For any such share

3 NON-BINDING CONVENIENCE TRANSLATION ONLY Second Amendment to Service Agreement and LTIP Plan Conditions thus acquired, Linde AG grants to the relevant Participant at the end of the applicable Waiting Period one Linde share for free. F. The service agreements of the members of the executive board of Linde AG also provide that each executive board member is required to re-invest 40% of his annual bonus after deduction of taxes in Linde stock and to keep the shares thus acquired for a waiting period of four years (the "Deferral Component" within the meaning of the service agreements and the shares thus acquired and held the "Deferral Shares" and the respective provisions of the service agreements the "Deferral Share Provisions"). G. On 1 June 2017, Linde and Praxair, Inc. ("Praxair"), among others, entered into a business combination agreement (the "BCA") regarding the business combination of both companies (the "Transaction"). As part of the Transaction, the newly founded Linde plc has issued an exchange offer pursuant to sections 29 et seqq. of the German Takeover Act (WpÜG) to all shareholders of Linde (the "Exchange Offer") under which it has offered to exchange 1.54 shares in Linde plc for each Linde share (the "Exchange Ratio"). Such Exchange Offer has been accepted for 92.05% of the outstanding Linde shares. Consequently, Linde plc will be the (indirect) majority shareholder of Linde upon the completion of the Transaction (the "Closing"). Further, certain integration measures such as a domination and/or profit and loss transfer agreement (the "DPLTA") or a merger-related squeeze-out (the "Squeeze-out"; Squeeze-out and DPLTA each a "Post- Closing Reorganization Measure") are generally possible. Also on 1 June 2017, the Counterparty and Linde entered into an amendment agreement to the Service Agreement to which the parties hereto expressly refer. H. Upon the issuance of the Tranche for 2017, the LTIP has expired. Against the background of the contemplated Closing of the Transaction in the second half of 2018 and potential Post-Closing Reorganization Measures, Linde will not renew the LTIP for 2018. Further, the parties agree that the variable elements of the remuneration of the executive board members with respect to 2018 shall not depend on achieving the multi- year performance targets "earnings per share" and/or "relative total shareholder return" and that, therefore, as an exception and for the interim period until the Closing of the Transaction, the variable remuneration of the executive board members for the entire year of 2018 shall, for all practical purposes, depend on the performance targets with regard to the annual variable remuneration component. The parties further agree that any self- financed investment and the Deferral Component shall relate to Linde shares which were tendered into the Exchange Offer (currently 92.05% of the Linde shares).

4 NON-BINDING CONVENIENCE TRANSLATION ONLY Second Amendment to Service Agreement and LTIP Plan Conditions NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS: § 1 Remuneration pursuant to clause 3 para. 4 of the Service Agreement for 2018 (a) For the year 2018, 80 per cent of the annual remuneration amount specified in section 3 para. 4 of the Service Agreement of the Counterparty shall, as an exception, be granted by way of variable cash remuneration. (b) For 2018, the cash remuneration under section 1(a) above shall consist of a ROCE-based component plus a component based on operating margin, both multiplied by an individual performance multiplier. (i) If in the fiscal year 2018 the return on capital employed (ROCE) of the Linde Group reaches or exceeds the performance hurdle determined by the supervisory board for the purpose of section 3 para. 2 lit. a) of the Service Agreement, the Counterparty shall receive a gross amount of EUR (in w ) for each 0.1 percentage point of ROCE achieved (ROCE-based Component). (ii) Upon reaching the performance hurdles determined by the supervisory board for the purpose of section 3 para. 2 lit. b) of the Service Agreement which may relate in particular to the operating margin of the Linde Group or of the segment for which the Counterparty is responsible, the Counterparty shall receive a gross amount of EUR each 0.1 percentage point of operating margin achieved by the Linde Group or, if so determined by the supervisory board, by the segment for which the Counterparty is responsible (Operating Margin-based Component). The supervisory board may determine that, depending on the degree to which performance hurdles are reached, only a part of the operating margin achieved is included in the calculation of the remuneration. (iii) Section 3 para. 2 lit. f) of the Service Agreement shall apply mutatis mutandis. (c) The cash remuneration under section 1(a) above shall not exceed 120% of the annual remuneration amount specified in section 3 para. 4 of the Service Agreement of the Counterparty. (d) For the purposes of the Service Agreement, the remuneration described in this section 1 shall not be construed as a component of the annual variable remuneration provided in section 3 para. 2 of the Service Agreement.

5 NON-BINDING CONVENIENCE TRANSLATION ONLY Second Amendment to Service Agreement and LTIP Plan Conditions § 2 Matching Share Rights / Self-financed Investment for 2018 (a) Payment of the remuneration under section 1 of this Agreement shall be subject to a self- financed investment by the Counterparty in Linde shares which were tendered into the Exchange Offer (the "Self-financed Investment Shares") and to the Counterparty not disposing of or otherwise transferring (excluding the transfer of Linde shares to Linde plc as part of the settlement of the Exchange Offer) those Linde shares or if the Exchange Offer has been settled the shares in Linde plc received in exchange for Linde shares until 1 June 2022 (the "Waiting Period"). The Counterparty shall be notified by way of an individual award letter about the definite number of required Self-financed Investment Shares. (b) Linde is entitled to open a securities account into which the shares acquired pursuant to section 2(a) of this Agreement shall be transferred. The self-financed investment pursuant to section 2(a) of this Agreement shall be made within two months following the issue date, i.e. 1 August 2018. The Self-financed Investment Shares shall be transferred to the securities account free of any third party rights. Linde plc shall not be considered as a third party with respect to the preceding sentence. (c) The Counterparty shall not enter into any hedging arrangements or back-to-back transactions by which the price risk pertaining to the Self-financed Investment Shares is fully or partially economically hedged. The Counterparty shall further not grant any sub- participations in the Self-financed Investment Shares nor agree on any trust relationship relating to Self-financed Investment Shares if the Counterparty acts as trustee. (d) In acquiring Self-financed Investment Shares, the Counterparty shall ensure that he does not violate mandatory insider trading restrictions. If the Counterparty for this reason is not allowed to make the self-financed investment within the time period specified in section 2(b) of this Agreement, such time period shall be extended by that period during which mandatory law interdicts such acquisition. In this case, the end of the time period specified in section 2(b) of this Agreement shall be announced by Linde. If the Counterparty for this reason is not allowed to make the self-financed investment prior to the Closing of the Transaction, Linde shall be entitled to waive the self-financed investment as precondition for receiving the remuneration under section 1 of this Agreement and may agree on an individual basis on the remuneration of Matching Shares within the meaning of section 2(e) below. (e) For each Self-financed Investment Share which is acquired in accordance with section 2(a) of this Agreement and which is held at the end of the Waiting Period, the Counterparty will be granted one Linde share or in the event of the Closing of the Transaction 1.54 Linde plc shares (together the "Matching Shares"), provided that:

6 NON-BINDING CONVENIENCE TRANSLATION ONLY Second Amendment to Service Agreement and LTIP Plan Conditions (i) the Self-financed Investment Shares have been transferred into the securities account pursuant to the provisions set forth in section 2(b) of this Agreement; (ii) the Counterparty has, during the Waiting Period, not violated the provisions under section 2(c) of this Agreement; (iii) the Self-financed Investment Shares have been in the securities account by the Counterparty permanently until the end of the Waiting Period; and (iv) at the end of the Waiting Period the Counterparty has an employment or service contract with Linde AG, Linde plc or any of their respective affiliated companies within the meaning of sections 15 et seqq. of the German Stock Corporation Act (AktG) which has not been terminated. (f) The Company shall at any time be entitled to replace the Counterparty's Matching Shares rights with an economically comparable remuneration system on the level of Linde plc. The Linde plc plan described in section 18.6 of the Exchange Offer shall in any event be considered as such an economically comparable remuneration system within the meaning of the preceding sentence. Further, the Company shall be entitled to compensate for the Matching Share rights at any time during the Waiting Period in accordance with section 3 of the Amendment Agreement dated 1 June 2017. (g) Subject to a replacement or compensation in accordance with section 2(f) above, the Counterparty shall, upon the expiry of the Waiting Period, receive a cash payment for each Matching Share, the amount of which shall be calculated based on the average of the closing prices of the shares in Linde AG or in the event of the Closing of the Transaction of Linde plc in the XETRA trading (or a comparable successor system) on the Frankfurt Stock Exchange within the last 60 trading days of the Waiting Period. § 3 Deferral Component of the Annual Variable Remuneration for 2017 (a) In deviation from section 3 para. 2 lit. e) of the Service Agreement of the Counterparty, the Counterparty agrees to re-invest the net amount of the Deferral Component for 2017 in Linde shares which were tendered into the Exchange Offer. (b) The rights and obligations set forth in the Deferral Share Provisions of the Service Agreement shall, with respect to the Deferral Shares acquired in accordance with section 3(a) of this Agreement, as of the time of the Closing of the Transaction, apply to the Linde plc shares that the Counterparty receives in exchange for his tendered Deferral Shares.

7 NON-BINDING CONVENIENCE TRANSLATION ONLY Second Amendment to Service Agreement and LTIP Plan Conditions § 4 Cash Settlement of the 2014 LTIP Tranche (a) In 2018, any Options and Matching Share rights which the Counterparty has received in connection with the 2014 LTIP Tranche shall be settled by Linde in cash in accordance with section 2 para. 11 and section 4 para. 3 of the LTIP Plan Conditions. (b) In deviation form section 3 para. 2 of the LTIP Plan Conditions, the supervisory board shall be entitled to determine the date for exercising the Options of the Counterparty. § 5 Miscellaneous (a) Unless explicitly agreed otherwise in this Agreement, the terms of the Service Agreement as well as the LTIP Plan Conditions shall continue to apply unchanged as between the Counterparty and the Company. (b) Clause 15 of the Service Agreement shall apply mutatis mutandis to this Agreement. ................................................................ ................................................................ (Place, date) (Place, date) ................................................................ ................................................................ (Chairman of the Supervisory Board) (Executive Board Member)